February 2015 Preliminary Pricing Supplement No. 118 Registration Statement No. 333-200365 Dated February 2, 2015 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities and Commodities
Contingent Income Auto-Callable Securities due February 27, 2030, With 3-year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCI™ Crude Oil Index - Excess Return
Principal at Risk Securities
The securities offered are unsecured obligations of Morgan Stanley and have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document.  The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest after the first 3 years.  For the first 3 years, the securities will pay a fixed monthly coupon at the rate specified below.  Thereafter, the securities will pay a contingent monthly coupon but only if the index closing value of each of the Russell 2000® Index and the S&P GSCI™ Crude Oil Index - Excess Return on the related observation date is at or above 75% of its respective initial index value, which we refer to as the coupon barrier level.  If the index closing value of either underlying index is less than the coupon barrier level for such index on any observation date after the first 3 years, we will pay no interest for the related interest period.  In addition, starting on the third anniversary of the original issue date, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its respective initial index value on any quarterly redemption determination date, for the stated principal amount plus the related contingent monthly coupon.  At maturity, if the final index value of each underlying index is greater than or equal to 50% of the respective initial index value, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount, and, if the final index value of each underlying index is also greater than or equal to its coupon barrier level, the related contingent monthly coupon.  If, however, the final index value of either underlying index is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1 to 1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of either index and also the risk of not receiving any monthly coupons after the first 3 years.  Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon barrier level and/or respective downside threshold level, as applicable, of either underlying index will result in few or no contingent monthly coupons after the first 3 years and/or a significant loss of your investment, as applicable, even if the other underlying index has appreciated or has not declined as much.  These long-dated securities are for investors who seek exposure to the worst performing of an equity index and a commodity index, are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest after the first 3 years, with no possibility of being called out of the securities until after the initial 3-year non-call period.  Investors will not participate in any appreciation of either underlying index.  The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	Morgan Stanley
Underlying indices:	Russell 2000® Index (the “RTY Index”) and S&P GSCI™ Crude Oil Index - Excess Return (the “SPGCCLP Index”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	February 24, 2015
Original issue date:	February 27, 2015 (3 business days after the pricing date)
Maturity date:	February 27, 2030
Monthly coupon:
Years 1-3: On all coupon payment dates through February 2018, a fixed coupon at an annual rate of 9.00% (corresponding to approximately $7.50 per month per security) is paid monthly.
Years 4-15: Beginning with the March 2018 coupon payment date, a contingent coupon at an annual rate of 9.00% (corresponding to approximately $7.50 per month per security) is paid monthly but only if the closing value of each underlying index is at or above its respective coupon barrier level on the related observation date.
If, on any observation date in years 4-15, the closing value of either underlying index is less than the coupon barrier level for such index, we will pay no coupon for the applicable interest period.  It is possible that one or both underlying indices will remain below the respective coupon barrier level(s) for extended periods of time or even throughout years 4-15 so that you will receive few or no contingent monthly coupons during that period.

Payment at maturity:
If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount, and, if the final index value of each underlying index is also greater than or equal to its respective coupon barrier level, the contingent monthly coupon with respect to the final observation date.
If the final index value of either underlying index is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index.  Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $911.30 per security, or within $40.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions(2)	Proceeds to issuer(3)
Per security	$1,000	$	$
Total	$	$	$
(1)	The price to public for investors purchasing the securities in fee-based advisory accounts will be $970 per security.
(2)
Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $     for each security they sell; provided that dealers selling to investors purchasing the securities in fee-based advisory accounts will receive a sales commission of $    per security.  See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)	See “Use of proceeds and hedging” on page 34.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Securities” at the end of this document.
Prospectus Supplement dated November 19, 2014                                 Index Supplement dated November 19, 2014
Prospectus dated November 19, 2014

Contingent Income Auto-Callable Securities due February 27, 2030, With 3-year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return
Principal at Risk Securities

Terms continued from previous page:
Early redemption:
The securities are not subject to automatic early redemption until the third anniversary of the original issue date.  Following the initial 3-year non-call period, if, on any redemption determination date, beginning on the third scheduled business day preceding February 27, 2018, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for an early redemption payment on the related early redemption date.  No further payments will be made on the securities once they have been redeemed.
The securities will not be redeemed early on any early redemption date if the index closing value of either underlying index is below the respective initial index value for such index on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Redemption determination dates:
Quarterly, on the third scheduled business day preceding each scheduled early redemption date, beginning on the third scheduled business day preceding February 27, 2018, subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:
Starting on February 27, 2018, quarterly, on the 27th day of each February, May, August and November; provided that if any such day is not a business day, that early redemption payment (if payable) will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day

Coupon barrier level:	With respect to the RTY Index: , which is 75% of its initial index value With respect to the SPGCCLP Index: , which is 75% of its initial index value
Downside threshold level:	With respect to the RTY Index: , which is 50% of its initial index value With respect to the SPGCCLP Index: , which is 50% of its initial index value
Initial index value:	With respect to the RTY Index: , which is its index closing value on the pricing date With respect to the SPGCCLP Index: , which is its index closing value on the pricing date
Final index value:	With respect to each index, the respective index closing value on the final observation date
Worst performing underlying index:	The underlying index with the larger percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	Final index value divided by the initial index value
Coupon payment dates:
Monthly, on the 27th day of each month, beginning March 27, 2015; provided that if any such day is not a business day, that monthly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date

Observation dates:
The third scheduled business day preceding each scheduled coupon payment date, beginning with the March 27, 2018 scheduled coupon payment date, subject to postponement for non-index business days and certain market disruption events.  We also refer to the third scheduled business day prior to the scheduled maturity date as the final observation date.

CUSIP / ISIN:	61761JWN5 / US61761JWN52
Listing:	The securities will not be listed on any securities exchange.

February 2015	Page 2

Contingent Income Auto-Callable Securities due February 27, 2030, With 3-year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return
Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due February 27, 2030, With 3-year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCI™ Crude Oil Index - Excess Return (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest after the first 3 years.  For the first 3 years, the securities will pay a fixed monthly coupon at the rate specified below.  Thereafter, the securities will pay a contingent monthly coupon but only if the index closing value of each of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return (which we refer to together as the “underlying indices”) is at or above 75% of its respective initial index value, which we refer to as the coupon barrier level, on the related observation date.  If the index closing value of either underlying index is less than the coupon barrier level for such index on any observation date after the first 3 years, we will pay no coupon for the related monthly period.  It is possible that the index closing value of one or both underlying indices will remain below the respective coupon barrier level(s) for extended periods of time or even throughout years 4-15 so that you will receive few or no contingent monthly coupons during that period.  We refer to the coupon on the securities after the first 3 years as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date during that period.  Even if an underlying index were to be at or above the coupon barrier level for such index on some monthly observation dates, it may fluctuate below the coupon barrier level on others.  In addition, even if one underlying index were to be at or above the coupon barrier level for such index on all monthly observation dates, you will receive a contingent monthly coupon during years 4-15 only with respect to the observation dates on which the other underlying index is also at or above the coupon barrier level for such index, if any.  Starting on the third anniversary of the original issue date, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its respective initial index value on any quarterly redemption determination date, for the stated principal amount plus the related contingent monthly coupon.  If the securities have not been automatically called prior to maturity and the final index value of either underlying index is less than 50% of the respective initial index value, which we refer to as the downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1 to 1 basis, and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of the worst performing of an equity index and a commodity index and also the risk of not receiving any contingent monthly coupons after the first 3 years.

Maturity:	15 years
Monthly coupon:
Years 1-3: On all coupon payment dates through February 2018, a fixed coupon at an annual rate of 9.00% (corresponding to approximately $7.50 per month per security) is paid monthly.

Years 4-15: Beginning with the March 2018 coupon payment date, a contingent coupon at an annual rate of 9.00% (corresponding to approximately $7.50 per month per security) is paid monthly but only if the closing value of each underlying index is at or above its respective coupon barrier level on the related observation date.

If, on any observation date in years 4-15, the closing value of either underlying index is less than the coupon barrier level for such index, we will pay no coupon for the applicable interest period.  It is possible that one or both underlying indices will remain below the respective coupon barrier level(s) for extended periods of time or even throughout years 4-15 so that you will receive few or no contingent monthly coupons during that period.

Automatic early redemption on or after February 27,
Starting on February 27, 2018, if the index closing value of each underlying index is greater than or equal to its initial index value on any quarterly redemption determination date, the securities will be automatically redeemed for an early

February 2015	Page 3

Contingent Income Auto-Callable Securities due February 27, 2030, With 3-year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return
Principal at Risk Securities

2018:
redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.  No further payments will be made on the securities once they have been redeemed.

Payment at maturity:
If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount, and, if the final index value of each underlying index is also greater than or equal to its respective coupon barrier level, the contingent monthly coupon with respect to the final observation date.

If the final index value of either underlying index is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index.  Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero.

February 2015	Page 4

Contingent Income Auto-Callable Securities due February 27, 2030, With 3-year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return
Principal at Risk Securities

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000.  We estimate that the value of each security on the pricing date will be approximately $911.30, or within $40.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the monthly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 18 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2015	Page 5

Contingent Income Auto-Callable Securities due February 27, 2030, With 3-year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return
Principal at Risk Securities

Key Investment Rationale

The securities provide for fixed monthly coupon payments at the rate specified herein for the first 3 years.  Thereafter, the securities do not provide for the regular payment of interest and instead will pay a contingent monthly coupon but only if the index closing value of each underlying index is at or above 75% of its initial index value, which we refer to as the coupon barrier level, on the related observation date.  These securities are for investors who seek exposure to the worst performing of an equity index and a commodity index, are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest after the first 3 years if either underlying index closes below the coupon barrier level for such index on the observation dates.  The following scenarios are for illustration purposes only to demonstrate how the payment at maturity and monthly coupon is calculated, and do not attempt to demonstrate every situation that may occur.  Accordingly, the contingent monthly coupon may be payable with respect to none of, or some but not all of, the monthly periods during years 4-15, and the payment at maturity may be less than 50% of the stated principal amount and could be zero.  Investors will not participate in any appreciation in either underlying index.

Scenario 1: The securities are redeemed prior to maturity
This scenario assumes that, after the first 3 years and prior to early redemption, each underlying index closes at or above its coupon barrier level on some monthly observation dates, but one or both underlying indices close below the respective coupon barrier level(s) on the others. Investors receive the fixed monthly coupon for each monthly interest period during the first 3 years.  Thereafter, investors will receive the contingent monthly coupon for the monthly interest periods for which the index closing value of each underlying index is at or above its respective coupon barrier level on the related observation date, but not for the interest periods for which one or both underlying indices close below the respective coupon barrier level(s) on the related observation date.

Starting on February 27, 2018, when each underlying index closes at or above its initial index value on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the securities once they are redeemed.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity
This scenario assumes that each underlying index closes at or above the respective coupon barrier level on some monthly observation dates after the first 3 years, but one or both underlying indices close below the respective coupon barrier level(s) on the others, and each underlying index closes below the respective initial index value on every quarterly redemption determination date after the first 3 years.  Consequently, the securities are not automatically redeemed, and investors receive the fixed monthly coupon for each monthly interest period during the first 3 years and the contingent monthly coupon for the monthly interest periods during years 4-15 for which the index closing value of each underlying index is at or above its respective coupon barrier level on the related observation date, but not for the interest periods for which one or both underlying indices close below the respective coupon barrier level(s) on the related observation date.

On the final observation date, each underlying index closes at or above its downside threshold level. At maturity, investors receive the stated principal amount, and, depending on whether each final index value is greater than, equal to or below the respective coupon barrier level, the contingent monthly coupon with respect to the final observation date.

February 2015	Page 6

Contingent Income Auto-Callable Securities due February 27, 2030, With 3-year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return
Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity
This scenario assumes that each underlying index closes at or above the respective coupon barrier level on some monthly observation dates after the first 3 years but one or both underlying indices close below the respective coupon barrier level(s) on the others, and each underlying index closes below the respective initial index value on every quarterly redemption determination date after the first 3 years.  Consequently, the securities are not automatically redeemed, and investors receive the fixed monthly coupon for each monthly interest period during the first 3 years and the contingent monthly coupon for the monthly interest periods during years 4-15 for which the index closing value of each underlying index is at or above its respective coupon barrier level on the related observation date, but not for the interest periods for which one or both underlying indices close below the respective coupon barrier level(s) on the related observation date.

On the final observation date, one or both underlying indices close below the respective downside threshold level(s).  At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index.  Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount and could be zero.

February 2015	Page 7

Contingent Income Auto-Callable Securities due February 27, 2030, With 3-year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each monthly observation date after the first 3 years (the securities pay a fixed monthly coupon in years 1 to 3), (2) the index closing values on each quarterly redemption determination date (starting in February 2018) and (3) the final index values.  Please see “Hypothetical Examples” beginning on page 10 for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (After the First 3 years of the Securities until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting in February 27, 2018)

February 2015	Page 8

Contingent Income Auto-Callable Securities due February 27, 2030, With 3-year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return
Principal at Risk Securities

Diagram #3:  Payment at Maturity if No Automatic Early Redemption Occurs

February 2015	Page 9

Contingent Income Auto-Callable Securities due February 27, 2030, With 3-year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early.  The following examples are for illustrative purposes only.  For the first 3 years, you will receive a fixed monthly coupon at a rate of 9.00% per annum regardless of the performance of the underlying indices.  Whether you receive a contingent monthly coupon after the first 3 years will be determined by reference to the index closing value of each underlying index on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index on the final observation date.  The actual initial index value, coupon barrier level and downside threshold level for each underlying index will be determined on the pricing date.  All payments on the securities, if any, are subject to the credit risk of Morgan Stanley.  The below examples are based on the following terms:

Monthly Coupon:
Years 1-3: On all coupon payment dates through February 2018, a fixed coupon at an annual rate of 9.00% (corresponding to approximately $7.50 per month per security) is paid monthly.*

Years 4-15: Beginning with the March 2018 coupon payment date, a contingent coupon at an annual rate of 9.00% (corresponding to approximately $7.50 per month per security) is paid monthly but only if the closing value of each underlying index is at or above its respective coupon barrier level on the related observation date.*

If, on any observation date in years 4-15, the closing value of either underlying index is less than the coupon barrier level for such index, we will pay no coupon for the applicable interest period.  It is possible that one or both underlying indices will remain below the respective coupon barrier level(s) for extended periods of time or even throughout years 4-15 so that you will receive few or no contingent monthly coupons during that period.

Automatic Early Redemption (starting in February 2018):
Starting on February 27, 2018, if the index closing value of each underlying index is greater than or equal to its initial index value on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Payment at Maturity (if the securities have not been automatically redeemed early):
If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount, and, if the final index value of each underlying index is also greater than or equal to its respective coupon barrier level, the contingent monthly coupon with respect to the final observation date

If the final index value of either underlying index is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index.  Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the RTY Index: 1,200 With respect to the SPGCCLP Index: 250
Hypothetical Coupon Barrier Level:
With respect to the RTY Index: 900, which is 75% of the hypothetical initial index value for such index

With respect to the SPGCCLP Index: 187.5, which is 75% of the hypothetical initial index value for such index

Hypothetical Downside Threshold Level:
With respect to the RTY Index: 600, which is 50% of the hypothetical initial index value for such index

With respect to the SPGCCLP Index: 125, which is 50% of the hypothetical initial index value for such index

* The actual monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis.  The hypothetical monthly coupon of $7.50 is used in these examples for ease of analysis.

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Contingent Income Auto-Callable Securities due February 27, 2030, With 3-year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return
Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date during years 4-15:

	Index Closing Value		Contingent Monthly Coupon
	RTY Index	SPGCCLP Index
Hypothetical Observation Date 1	950 (at or above coupon barrier level)	200 (at or above coupon barrier level)	$7.50
Hypothetical Observation Date 2	1,100 (at or above coupon barrier level)	150 (below coupon barrier level)	$0
Hypothetical Observation Date 3	600 (below coupon barrier level)	230 (at or above coupon barrier level)	$0
Hypothetical Observation Date 4	500 (below coupon barrier level)	100 (below coupon barrier level)	$0

On hypothetical observation date 1, both the RTY Index and SPGCCLP Index close at or above their respective coupon barrier levels. Therefore a contingent monthly coupon of $7.50 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, one underlying index closes at or above its coupon barrier level but the other underlying index closes below its coupon barrier level. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying index closes below its respective coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

Beginning after 3 years, you will not receive a contingent monthly coupon on any coupon payment date if the closing value of either underlying index is below its respective coupon barrier level on the related observation date.

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

	Final Index Value		Payment at Maturity
	RTY Index	SPGCCLP Index
Example 1:	950 (at or above the downside threshold level and coupon barrier level)	280 (at or above the downside threshold level and coupon barrier level)	$1,007.50 (the stated principal amount plus the contingent monthly coupon with respect to the final observation date)
Example 2:	650 (at or above the downside threshold level but below the coupon barrier level)	200 (at or above the downside threshold level and coupon barrier level)	$1,000.00 (the stated principal amount)
Example 3:	850 (at or above the downside threshold level)	100 (below the downside threshold level)	$1,000 x index performance factor of the worst performing underlying = $1,000 x (100 / 250) = $400
Example 4:	480 (below the downside threshold level)	150 (at or above the downside threshold level)	$1,000 x (480 / 1,200) = $400
Example 5:	360 (below the downside threshold level)	100 (below the downside threshold level)	$1,000 x (360 / 1,200) = $300
Example 6:	480 (below the downside threshold level)	75 (below the downside threshold level)	$1,000 x (75 / 250) = $300

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Contingent Income Auto-Callable Securities due February 27, 2030, With 3-year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return
Principal at Risk Securities

In example 1, the final index values of both the RTY Index and SPGCCLP Index are at or above their downside threshold levels and coupon barrier levels.  Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final observation date.

In example 2, the final index values of both the RTY Index and the SPGCCLP Index are at or above their downside threshold levels.  However, the final index value of the RTY Index is below its coupon barrier level.  Therefore, investors receive at maturity the stated principal amount of the securities but do not receive the contingent monthly coupon with respect to the final observation date.

In examples 3 and 4, the final index value of one underlying index is at or above its downside threshold level but the final index value of the other underlying index is below its downside threshold level.  Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.

Similarly, in examples 5 and 6, the final index value of each underlying index is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.  In example 5, the RTY Index has declined 70% from its initial index value to its final index value, while the SPGCCLP Index has declined 60% from its initial index value to its final index value.  Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the RTY Index, which is the worst performing underlying index in this example.  In example 6, the RTY Index has declined 60% from its initial index value, while the SPGCCLP Index has declined 70% from its initial index value to its final index value.  Therefore the payment at maturity equals the stated principal amount times the index performance factor of the SPGCCLP Index, which is the worst performing underlying index in this example.

If the final index value of EITHER underlying index is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $500 per security and could be zero.

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Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the securities.

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The securities do not guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal.  If the securities have not been automatically redeemed prior to maturity, and if the final index value of either underlying index is less than its downside threshold level of 50% of its initial index value, you will be exposed to the decline in the index closing value of the worst performing underlying index, as compared to its initial index value, on a 1 to 1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.  In this case, the payment at maturity will be less than 50% of the stated principal amount and could be zero.

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After the first 3 years, the securities do not provide for regular interest payments.  The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest after the first 3 years.  For the first 3 years, the securities will pay a fixed monthly coupon at the rate specified herein.  Thereafter, the securities will pay a contingent monthly coupon only if the index closing value of each underlying index is at or above 75% of its respective initial index value, which we refer to as the coupon barrier level, on the related observation date.  If, on the other hand, the index closing value of either underlying index is lower than the coupon barrier level for such index on the relevant observation date for any interest period during years 4-15, we will pay no coupon on the applicable coupon payment date.  It is possible that the index closing value of one or both underlying indices will remain below the respective coupon barrier level(s) for extended periods of time or even throughout years 4-15 so that you will receive few or no contingent monthly coupons during that period.  If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

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You are exposed to the price risk of both the RTY Index, which is an equity index, and the SPGCCLP Index, which is a commodity index, with respect to both the contingent monthly coupons after the first 3 years, if any, and the payment at maturity, if any.  Your return on the securities is not linked to a basket consisting of both underlying indices.  Rather, it will be contingent upon the independent performance of each of the RTY Index, which is a an equity index, and the SPGCCLP Index, which is a commodity index.  Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed independently to the risks related to each underlying index and its respective asset class.  Poor performance by either underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index.  To receive any contingent monthly coupons after the first 3 years, each underlying index must close at or above its respective coupon barrier level on the applicable observation date.  In addition, if the securities have not been automatically redeemed prior to maturity and either underlying index has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1 to 1 basis, even if the other underlying index has appreciated or not declined as much.  Under this scenario, the value of any such payment will be less than 50% of the stated principal amount and could be zero.  Accordingly, your investment is subject to the price risk of both underlying indices.

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Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one index.  The risk that you will not receive any contingent monthly coupons after the first 3 years, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index.  With two underlying indices, each reflecting the performance of distinct components from their own asset class, it is more likely that either underlying index will close below its coupon barrier level on any observation

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date, or its downside threshold level on the final observation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent monthly coupons and that you will suffer a significant loss on your investment.  In addition, because each underlying index must close above its initial index value on a quarterly determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any redemption determination date than if the securities were linked to just one underlying index.

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The contingent monthly coupon, if any, is based only on the value of each underlying index on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date during years 4-15 will be determined at the end of the relevant interest period, based on the closing value of each underlying index on the relevant monthly observation date.  As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period.  Moreover, because the contingent monthly coupon is based solely on the value of each underlying index on monthly observation dates, if the closing value of either underlying index on any observation date is below the coupon barrier level for such index, you will receive no coupon for the related interest period, even if the level of such index was at or above its respective coupon barrier level on other days during that interest period and even if the closing value of the other underlying index is at or above the coupon barrier level for such index.

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Investors will not participate in any appreciation in either underlying index.  Investors will not participate in any appreciation in either underlying index from the initial index value for such index, and the return on the securities will be limited to the fixed monthly coupons, and the contingent monthly coupons, if any, that are paid with respect to each observation date during years 4-15 on which the index closing value of each underlying index is greater than or equal to its respective coupon barrier level.

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The market price will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors.  Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlying indices,

o	whether the index closing value of either underlying index has been below its respective coupon barrier level on any observation date,

o
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the RTY Index, the commodity futures contracts underlying the SPGCCLP Index, or securities markets or commodity markets generally and which may affect the value of each underlying index,

o	dividend rates on the securities underlying the RTY Index,

o	trends of supply and demand for the commodity futures contracts that underlie the SPGCCLP Index,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlying indices and changes in the composition, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above.  In particular, if either underlying index has closed near or below its coupon barrier level,

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and especially if either underlying index has closed near or below its downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of either underlying index based on its historical performance.  The value of either underlying index may decrease and be below the coupon barrier level for such index on each observation date so that you will receive no return on your investment after the first 3 years, and one or both underlying indices may close below the respective downside threshold level(s) on the final observation date so that you will lose more than 50% or all of your initial investment in the securities.  There can be no assurance that the index closing value of each underlying index will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that, if the securities have not been automatically redeemed, it will be at or above its respective downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities.  See “Russell 2000® Overview” and “S&P GSCI™ Crude Oil Index - Excess Return Overview” below.

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The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to the credit risk of Morgan Stanley.  The securities are not guaranteed by any other entity.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

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The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies.  As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and, therefore, the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

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An investment in the securities will expose you to concentrated risks relating to crude oil.  The S&P GSCI™ Crude Oil Index - Excess Return, which is one of the underlying indices, is composed entirely of crude oil futures contracts included in the S&P GSCITM–ER.  An investment in the securities may therefore bear risks similar to a securities investment concentrated in a single underlying sector.  The price of crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil.  Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel.  Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels.  Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions.  Demand is also influenced by government regulations, such as environmental or consumption policies.  In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or

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decrease depending on many factors.  These include production decisions by the Organization of Petroleum Exporting Countries (OPEC) and other crude oil producers.  In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable.  Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.  The price of crude oil futures has experienced very severe price fluctuations over the recent past and there can be no assurance that this extreme price volatility will not continue in the future.

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Not equivalent to investing in the underlying indices.  Investing in the securities is not equivalent to investing in either underlying index,  the component stocks of the RTY Index or commodity futures contracts underlying the SPGCCLP Index.  Investors in the securities will not participate in any positive performance of either underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the RTY Index or the commodity futures contracts that underlie the SPGCCLP Index.

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Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities.  If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.  However, under no circumstances will the securities be redeemed in the first three years of the term of the securities.

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The securities will not be listed on any securities exchange and secondary trading may be limited.  Accordingly, you should be willing to hold your securities for the entire 15-year term of the securities.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.  When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

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Higher future prices of the index commodity underlying the SPGCCLP Index relative to its current prices may adversely affect the value of the SPGCCLP Index and the value of the securities.  The S&P GSCITM–ER, on which the SPGCCLP Index is based, is composed of futures contracts on physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  As the futures contracts that compose the SPGCCLP Index approach expiration, they are replaced by contracts that have a later expiration.  Thus, for example, a contract purchased and held in September may specify an October expiration.  As time passes, the contract expiring in October is replaced by a contract for delivery in November.  This process is referred to as “rolling.”  If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.”  However, crude oil may trade in “contango” markets.  Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months.  The presence of contango and absence of backwardation in the crude oil markets generally results in negative “roll yields,” which would adversely affect the value of the SPGCCLP Index, and, accordingly, the value of the securities.

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An investment linked to commodity futures contracts is not equivalent to an investment linked to the spot prices of physical commodities.  The SPGCCLP Index has returns based on the change in price of futures contracts

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included in such SPGCCLP Index, not the change in the spot price of actual physical commodities to which such futures contracts relate.  The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the price of a physical commodity reflects the value of such commodity upon immediate delivery, which is referred to as the spot price.  Several factors can result in differences between the price of a commodity futures contract and the spot price of a commodity, including the cost of storing such commodity for the length of the futures contract, interest costs related to financing the purchase of such commodity and expectations of supply and demand for such commodity.  While the changes in the price of a futures contract are usually correlated with the changes in the spot price, such correlation is not exact.  In some cases, the performance of a commodity futures contract can deviate significantly from the spot price performance of the related underlying commodity, especially over longer periods of time.  Accordingly, investments linked to the return of commodities futures contracts may underperform similar investments that reflect the spot price return on physical commodities.

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Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the securities.  The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  These circumstances could adversely affect the value of the SPGCCLP Index, and, therefore, the value of the securities.

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Legal and regulatory changes could adversely affect the return on and value of your securities.  Futures contracts and options on futures contracts, including those related to the futures contracts underlying the SPGCCLP Index, are subject to extensive statutes, regulations, and margin requirements.  The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading.  Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period.  These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts.  The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action.  In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general.  The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities.

For example, the Dodd-Frank Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the amount of positions that may be held by any person in certain commodity futures contracts and swaps, futures and options that are economically equivalent to such contracts.  While the effects of these or other regulatory developments are difficult to predict, when adopted, such rules may have the effect of making the markets for commodities, commodity futures contracts, options on futures contracts and other related derivatives more volatile and over time potentially less liquid. Such restrictions may force market participants, including us and our affiliates, or such market participants may decide, to sell their positions in such futures contracts and other instruments subject to the limits. If this broad market selling were to occur, it would likely lead to declines, possibly significant declines, in commodity prices, in the price of such commodity futures contracts or instruments, and, potentially, the value of the securities.

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The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to

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Principal at Risk Securities

purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 18 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

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The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price.  These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities.  In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price will be influenced by many unpredictable factors” above.

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Hedging and trading activity by our subsidiaries could potentially affect the value of the securities.  One or more of our subsidiaries and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the RTY Index, the commodity futures contracts underlying the SPGCCLP Index,  as well as in other instruments related to the underlying indices.  Some of our subsidiaries also trade the stocks that constitute the RTY Index, the commodity futures contracts underlying the SPGCCLP Index, and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the value at or above which such index must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying index), (ii) the coupon barrier level for such index, which is the value at or above which such index must close on the observation dates after the first 3 years in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying index), and (iii) the downside threshold level for such index, which is the value at or above which such index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying index).  Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying index on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities after the first 3 years and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying index).

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The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. will determine the initial index value, the coupon barrier level and the downside threshold level for each underlying index, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date and the

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payment at maturity, if any.  Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any.  For further information regarding these types of determinations, see “Additional Information About the Securities—Additional Provisions—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates and redemption determination dates,” “—Discontinuance of an underlying index; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default” below.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

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Adjustments to the underlying indices could adversely affect the value of the securities.  The publisher of each underlying index may add, delete or substitute the component stocks of the RTY Index or the commodity futures contracts underlying the SPGCCLP Index, or make other methodological changes that could change the value of such index.  Any of these actions could adversely affect the value of the securities.  The publisher of each underlying index may also discontinue or suspend calculation or publication of such index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent monthly coupon will be payable on the securities on the applicable coupon payment date, whether the securities will be automatically redeemed, and/or the amount payable at maturity, will be based on the value of such index, computed by MS & Co. as calculation agent, as described under “Additional Information About the Securities—Additional Provisions—Discontinuance of an underlying index; alteration of method of calculation” below (depending also on the performance of the other underlying index).

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a monthly coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  Under this treatment, the ordinary income treatment of the monthly coupons, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.  We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.  If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein.  For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments.  In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income.  Because a security provides for the return of principal except where the final index value of either of the underlying indices is below its respective downside threshold level, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked and commodity-linked securities that do not contain similar provisions.  Non-U.S. Holders should note that we currently intend to withhold on any monthly coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

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All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return
Principal at Risk Securities

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors  should be subject to withholding tax.  Both U.S. and Non-U.S. Holders (as defined below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index.  The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.  For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on January 28, 2015:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 12/29/2014):	1,219.109
Current Index Value:	1,175.115	52 Week Low (on 10/13/2014):	1,049.303
52 Weeks Ago:	1,138.235

The following graph sets forth the daily index closing values of the RTY Index for the period from January 1, 2005 through January 28, 2015.  The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the RTY Index for each quarter for the period from January 1, 2010 through January 28, 2015.  The index closing value of the RTY Index on January 28, 2015 was 1,175.115.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.  No assurance can be given as to the level of the RTY Index on any observation date, including the final observation date.

RTY Index Daily index closing values January 1, 2005 to January 28, 2015

* The black solid line in the graph indicates the hypothetical coupon barrier level, and the red solid line indicates the hypothetical downside threshold level, in each case assuming the index closing value on January 28, 2015 were the initial index value.

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Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	643.42	644.16
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.50	769.48	849.35
2013
First Quarter	953.07	872.61	951.54
Second Quarter	999.99	901.51	977.48
Third Quarter	1,078.41	989.54	1,073.79
Fourth Quarter	1,163.64	1,043.46	1,163.64
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter (through January 28, 2015)	1,200.740	1,154.709	1,175.115

License Agreement between Russell Investments and Morgan Stanley

The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley.  For more information, see “Russell 2000® Index—License Agreement between Russell Investments and Morgan Stanley” in the accompanying index supplement.

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Principal at Risk Securities

S&P GSCI™ Crude Oil Index - Excess Return Overview

The S&P GSCITM Crude Oil Index–Excess Return is a sub-index of the S&P GSCITM- Excess Return.  It represents only the crude oil component of the S&P GSCITM-Excess Return, a composite index of commodity sector returns, calculated, maintained and published daily by S&P Dow Jones Indices LLC (“S&P”).  The S&P GSCI™ is a world production-weighted index that is designed to reflect the relative significance of principal non-financial commodities (i.e., physical commodities) in the world economy.  The S&P GSCI™ represents the return of a portfolio of the futures contracts for the underlying commodities.  The S&P GSCI™ Crude Oil Index Excess Return references the front-month West Texas Intermediate (“WTI”) crude oil futures contract (i.e., the WTI crude futures contract generally closest to expiration) traded on the New York Mercantile Exchange.  The S&P GSCI™ Crude Oil Index Excess Return provides investors with a publicly available benchmark for investment performance in the crude oil commodity markets.  The S&P GSCI™ Crude Oil Index--Excess Return is an excess return index and not a total return index.  An excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts composing the index (which, in the case of the underlying commodity index, are the designated crude oil futures contracts).  For more information, see “Annex— The S&P GSCI™ Crude Oil Index” in this preliminary pricing supplement.

Information as of market close on January 28, 2015:

Bloomberg Ticker Symbol:	SPGCCLP	52 Week High (on 6/20/2014):	571.2074
Current Index Value:	241.7061	52 Week Low (on 1/26/2015):	245.5125
52 Weeks Ago:	504.2383

The following graph sets forth the daily index closing values of the SPGCCLP Index for the period from January 1, 2005 through January 28, 2015.  The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the SPGCCLP Index for each quarter for the period from January 1, 2010 through January 28, 2015.  The index closing value of the SPGCCLP Index on January 28, 2015 was 241.7061.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The SPGCCLP Index has at times experienced periods of high volatility, and you should not take the historical values of the SPGCCLP Index as an indication of its future performance.  No assurance can be given as to the level of the SPGCCLP Index on any observation date, including the final observation date.

SPGCCLP Index Daily index closing values January 1, 2005 to January 28, 2015

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Principal at Risk Securities

S&P GSCI™ Crude Oil Index - Excess Return	High	Low	Period End
2010
First Quarter	580.7973	494.2745	575.7510
Second Quarter	596.9223	444.4116	480.7402
Third Quarter	521.3389	449.7758	494.2388
Fourth Quarter	553.5523	490.9833	552.7660
2011
First Quarter	607.1437	503.8268	607.1437
Second Quarter	644.4647	506.8806	533.7882
Third Quarter	556.0875	438.3955	438.3955
Fourth Quarter	567.1342	418.8559	545.2173
2012
First Quarter	601.9905	530.5137	562.3674
Second Quarter	576.7051	419.0127	458.2227
Third Quarter	529.9358	451.6967	491.8431
Fourth Quarter	493.3903	448.5244	481.9584
2013
First Quarter	511.6316	468.0970	502.6795
Second Quarter	505.8752	448.0953	495.0573
Third Quarter	572.0864	502.3888	533.9717
Fourth Quarter	543.2078	480.0819	510.6378
2014
First Quarter	545.7297	475.5971	530.6062
Second Quarter	571.2074	520.3681	563.4010
Third Quarter	563.2406	496.6154	498.5767
Fourth Quarter	497.7563	293.2265	293.2265
2015
First Quarter (through January 28, 2015)	290.0339	241.7061	241.7061

License Agreement between S&P and Morgan Stanley

“Standard & Poor’s®,” “S&P®” and “S&P GSCITM” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.  For more information, see “Annex—S&P GSCI™ Crude Oil Index - Excess Return.”

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All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the S&P GSCITM Crude Oil Index – Excess Return
Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this preliminary pricing supplement.

Additional Provisions:
Day count convention:	30/360
Underlying index publishers:	With respect to the RTY Index, Russell Investments or any successor thereto With respect to the SPGCCLP Index, S&P Dow Jones Indices LLC or any successor thereto
Denominations:	$1,000 per security and integral multiples thereof
Interest period:	Monthly
Book entry security or certificated security:
Book entry.  The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary.  The depositary’s nominee will be the only registered holder of the securities.  Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary.  In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures.  For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:
One business day prior to the related scheduled coupon payment date; provided that any contingent monthly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Minimum ticketing size:	$1,000 / 1 security
Tax considerations:
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this pricing supplement and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities.  This discussion applies only to initial investors in the securities who:

•      purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•      hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•      certain financial institutions;
•      insurance companies;
•      certain dealers and traders in securities or commodities;
•      investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•      U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•      partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•      regulated investment companies;
•      real estate investment trusts;
•      tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as

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Principal at Risk Securities

defined in Section 408 or 408A of the Code, respectively; or
•      persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein.  Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a monthly coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities).  Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•      a citizen or individual resident of the United States;

•      a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•      an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis.  A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Monthly Coupon.  Any monthly coupon on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities.  Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled.  For this purpose, the amount realized does not include any monthly coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment.

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Principal at Risk Securities

Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise.  The ordinary income treatment of the monthly coupons, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter.  Because a security provides for the return of principal except where the final index value of either of the underlying indices is below its respective downside threshold level, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked and commodity-linked securities that do not contain similar provisions.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates.  While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

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Principal at Risk Securities

•      an individual who is classified as a nonresident alien;
•      a foreign corporation; or
•      a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•      a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•      certain former citizens or residents of the United States; or

•      a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any monthly coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision.  We will not be required to pay any additional amounts with respect to amounts withheld.  In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty.  If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any monthly coupon and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”).  Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2016, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends.  While the treatment of the securities is unclear, you should assume that any monthly coupon payment on

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Principal at Risk Securities

the securities will be subject to the FATCA rules.  It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities as being subject to the FATCA rules.  If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
Calculation agent:
The calculation agent for the securities will be MS & Co.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, if any, and payment at maturity or upon an automatic early redemption shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date and at maturity or whether a market disruption event has occurred.  See “Market disruption event” and “Discontinuance of an underlying index; alteration of method of calculation” below.  MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:
With respect to the RTY Index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

With respect to the SPGCCLP Index, a day, as determined by the calculation agent, on which the official settlement price of such index is scheduled to be published by the relevant index publisher or its successor.

Index closing value:
With respect to the RTY Index, on any index business day, the official closing value of such index, or any successor index as defined under “Discontinuance of an underlying index; alteration of method of calculation” below), published at the regular official weekday close of trading on such index business day by the index publisher for such index, as determined by the calculation agent.

With respect to the SPGCCLP Index, on any index business day, the official settlement price of such index, as published by the relevant index publisher on such day.

With respect to either underlying index, in certain circumstances, the index closing value will be based on the alternate calculation of such index described under “Discontinuance of an underlying index; alteration of method of calculation” below.

Market disruption event:
With respect to the RTY Index, market disruption event means:

(i)    the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such index (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period

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Principal at Risk Securities

preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such index (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such index (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)   a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to the RTY Index, if trading in a security included in such index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such index shall be based on a comparison of (x) the portion of the value of such index attributable to that security relative to (y) the overall value of such index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to the RTY Index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

With respect to the SPGCCLP Index or one or more commodity contracts underlying the SPGCCLP Index (each, an “index contract”), market disruption event means: (i) with respect to the SPGCCLP Index, any of a price source disruption, a disappearance of a commodity reference price, a material change in formula or a material change in content and (ii) with respect to an index contract, any of a price source disruption, a disappearance of commodity reference price, a trading disruption or a tax disruption, in each case as determined by the calculation agent.

Price source disruption:
Price source disruption means (a) with respect to the SPGCCLP Index, either (i) the temporary failure of the relevant index publisher to announce or publish the official settlement price of such index (or the price of its successor index, if applicable), or the information necessary for determining such price (or the price of its successor index, if applicable) or (ii) the temporary discontinuance or unavailability of such index, and (b) with respect to any index contract, the temporary or permanent failure of the relevant exchange for such index contract to announce or publish the official settlement price of such index contract.

Disappearance of commodity reference price:
Disappearance of commodity reference price means (a) with respect to the SPGCCLP Index, the disappearance or permanent discontinuance or unavailability of the official settlement price of such index, notwithstanding the availability of the price source or the status of trading in the relevant index contracts, and (b) with respect to any index contract, either (i) the failure of trading to commence, or the permanent discontinuance of trading, in such index contract on the relevant exchange for such index contract or (ii) the disappearance of, or of trading in, such index contract.  For purposes of this definition, a discontinuance of publication of the SPGCCLP Index shall not be a disappearance of commodity reference price with respect to such index if the calculation agent has selected a successor index in accordance with “––Discontinuance of an underlying index; alteration of method of calculation” below.

Material change in formula:	Material change in formula means, with respect to the SPGCCLP Index, the occurrence since the pricing

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date of a material change in the formula for, or the method of calculating, the index closing value for such index.
Material change in content:	Material change in content means, with respect to the SPGCCLP Index, the occurrence since the pricing date of a material change in the content, composition or constitution of such index.
Trading disruption:
Trading disruption means, with respect to an index contract, the material suspension of, or material limitation imposed on, trading in such index contract on the relevant exchange for such index contract.

Tax disruption:
Tax disruption means, with respect to an index contract, the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, such index contract (other than a tax on, or measured by reference to, overall gross or net income) by any government or taxation authority after the pricing date, if the direct effect of such imposition, change or removal is to raise or lower the price of such index contract on any trading day from what it would have been without that imposition, change or removal.

Trading day:
Trading day means, with respect to an index contract, a day, as determined by the calculation agent, on which the relevant exchange for such index contract is open for trading during its regular trading session, notwithstanding any such relevant exchange closing prior to its scheduled closing time.

Relevant exchange:
With respect to the RTY Index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.

With respect to an index contract, the NYMEX Division, or its successor, of the New York Mercantile Exchange, Inc. (the “NYMEX Division”) or, if the NYMEX Division is no longer the principal exchange or trading market for such index contract, such principal exchange or trading market for such index contract that serves as the source of prices for such index contract.

Postponement of observation dates and redemption determination dates:
The observation dates are subject to postponement due to non-index business days or certain market disruption events, as described in the following paragraph.

(i) If any scheduled observation date, including the final observation date, is not an index business day with respect to the RTY Index or if there is a market disruption event on such day with respect to such index, the relevant observation date solely with respect to the RTY Index shall be postponed to the next succeeding index business day with respect to such index on which there is no market disruption event with respect to such index; provided that if a market disruption event with respect to the RTY Index has occurred on each of the five index business days with respect to such index immediately succeeding any of the scheduled observation dates, then (i) such fifth succeeding index business day shall be deemed to be the relevant observation date with respect to the RTY Index, notwithstanding the occurrence of a market disruption event with respect to the RTY Index on such day and (ii) with respect to any such fifth index business day on which a market disruption event occurs with respect to the RTY Index, the calculation agent shall determine the index closing value on such fifth index business day in accordance with the formula for and method of calculating the RTY Index last in effect prior to the commencement of the market disruption event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such index business day of each security most recently constituting the RTY Index without any rebalancing or substitution of such securities following the commencement of the market disruption event.

(ii) If any scheduled observation date, including the final observation date, is not an index business day with respect to the SPGCCLP Index, the relevant observation date solely with respect to the SPGCCLP Index shall be postponed to the next succeeding index business day with respect to such index; provided that if a market disruption event with respect to the SPGCCLP Index or an index contract occurs on any scheduled observation date, the index closing value for the SPGCCLP Index with respect to such observation date will be determined in accordance with the next succeeding paragraph.

If a market disruption event with respect to the SPGCCLP Index or any index contract occurs on any scheduled observation date, the calculation agent will calculate the index closing value for the SPGCCLP Index for such observation date using (i) for each index contract that did not suffer a market disruption event on any scheduled observation date, the official settlement price of such index contract on such date and (ii) for each index contract that did suffer a market disruption event on such date, the official settlement price of such index contract on the first succeeding trading day on which no market disruption event is existing with respect to such index contract; provided that, if a market disruption event has occurred with respect to such index contract on each of the five consecutive trading days immediately succeeding any scheduled observation date, the calculation agent will determine the price of such index contract for such observation date on such fifth succeeding trading day by requesting the principal office

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Principal at Risk Securities

of each of the three leading dealers in the relevant market, selected by the calculation agent, to provide a quotation for the relevant price.  If such quotations are provided as requested, the price of the relevant index contract for such observation date will be the arithmetic mean of such quotations.  Quotations of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the quotes obtained.  If fewer than three quotations are provided as requested, the price of the relevant index contract for such observation date will be determined by the calculation agent in its sole discretion (acting in good faith) taking into account any information that it deems relevant.  In calculating the index closing value in the circumstances described in this paragraph, the calculation agent will use the formula for calculating the SPGCCLP Index last in effect prior touch observation date; provided that if the relevant market disruption event in respect of the SPGCCLP Index is due to a material change in formula, the calculation agent will use the formula last in effect prior to that market disruption event.

Each redemption determination date is also subject to the same postponement provisions described above.

Postponement of coupon payment dates (including the maturity date) and early redemption dates:
If any scheduled coupon payment date is not a business day, that monthly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date or redemption determination date with respect to either underlying index is postponed so that it falls less than two business days prior to the scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date, as applicable, shall be postponed to the second business day following the observation date as postponed, by which date the index closing value of each underlying index has been determined.  In any of these cases, no adjustment shall be made to any coupon payment made on that postponed date.

Discontinuance of an underlying index; alteration of method of calculation:
If any underlying index publisher discontinues publication of the relevant underlying index and such index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent index closing value for the discontinued index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value for such index is to be determined.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of the relevant underlying index or a successor index prior to, and such discontinuance is continuing on, any observation date and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such index for such date.  The index closing value of such index or such successor index will be computed by the calculation agent, as follows: (i) in the case of the RTY Index, in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance, and (ii) in the case of the SPGCCLP Index, in accordance with the formula used to calculate the SPGCCLP Index and composition of the futures contracts of the SPGCCLP Index on the last day on which such index was published.  Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying index may adversely affect the value of the securities.

If at any time, the method of calculating the RTY Index or its successor index, or the value thereof, is changed in a material respect, or if the RTY Index or any successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for such index is to be determined, make such calculations and adjustments as, in the good faith judgment of the

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calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to such index or such successor index, as adjusted.  Accordingly, if the method of calculating any underlying index or any successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such index), then the calculation agent will adjust such index in order to arrive at a value of such index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

If, at any time, the index publisher for the SPGCCLP Index or its successor index changes its method of calculating such index in any material respect that the calculation agent determines, in its sole discretion, not to be a material change in formula, the calculation agent may make adjustments necessary in order to arrive at a calculation of value comparable to such index as if such changes or modifications had not been made and calculate the index closing value for such index in accordance with such adjustments.

Alternate exchange calculation in case of an event of default:
If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities.  That cost will equal:

•       the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•       the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•      no quotation of the kind referred to above is obtained, or

•      every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

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In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•       A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•       P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Use of proceeds and hedging:
The proceeds we receive from the sale of the securities will be used for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our subsidiaries and/or third party dealers.  We expect our hedging counterparties to take positions in the stocks constituting the RTY Index, the futures contracts constituting the SPGCCLP Index, or positions in any other available securities or instruments that they may wish to use in connection with such hedging.  Such purchase activity could potentially increase the initial index value of an underlying index, and, as a result, increase (i) the value at or above which such index must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying index), (ii) the coupon barrier level for such index, which is the level at or above which such index must close on each observation date in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying index), and (iii) the downside threshold level for such index, which is the level at or above which the underlying index must close on the final observation date, if the securities have not been redeemed prior to maturity, so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying index).  Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of such index on the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying index).

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or

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holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)     the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)   our interests are adverse to the interests of the purchaser or holder; and

(v)    neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of

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 our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
MS & Co. will act as the agent for this offering.  The agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the aggregate principal amount of securities set forth on the cover of this preliminary pricing supplement.  The agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of this preliminary pricing supplement.  Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent, a fixed sales commission of $      for each security they sell; provided that dealers selling to investors purchasing the securities in fee-based advisory accounts will receive a sales commission of $     per security.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.  When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Overview” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account.  The agent must close out any naked short position by purchasing the securities in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities, the stocks constituting the RTY Index or the futures contracts constituting the SPGCCLP Index in the open market to stabilize the price of the securities.  Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities.  The agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities.  See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Selling restrictions:
General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the securities, or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will

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Principal at Risk Securities

not impose any obligations on us, the agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this preliminary pricing supplement and the accompanying prospectus supplement, index supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities.  We shall not have responsibility for the agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply to the securities:

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the securities or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 19, 2014
Index Supplement dated November 19, 2014
Prospectus dated November 19, 2014

Terms used but not defined in this preliminary pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.  As used in this preliminary pricing supplement, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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Principal at Risk Securities

Annex-- The S&P GSCITM-Crude Oil Index – Excess Return
We have derived all information contained in this pricing supplement regarding the SPGCCLP Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information.  Such information reflects the policies of, and is subject to change by, the S&P.  The Index was developed, and is calculated, maintained and published by S&P.

The SPGCCLP Index is a sub-index of the S&P GSCITM-ER.  It represents only the crude oil component of the S&P GSCITM-ER. The SPGCCLP Index references the front-month WTI futures contract traded on the New York Mercantile Exchange.  The SPGCCLP Index provides investors with a publicly available benchmark for investment performance in the crude oil commodity markets.  The SPGCCLP Index is an excess return index and not a total return index.  An excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts composing the index (which, in the case of the SPGCCLP Index, are the designated WTI futures contracts).  The value of the SPGCCLP Index on any given day is calculated in the same manner as the S&P GSCITM-ER except that (i) the daily contract reference prices, the contract production weight (“CPW”) and roll weights used in performing such calculations are limited to the crude oil futures contracts included in the SPGCCLP Index; and (ii) the SPGCCLP Index has a separate normalizing constant.

The S&P GSCITM-ER

The S&P GSCITM-ER is a world production-weighted index that is designed to reflect the relative significance of each of the underlying commodities in the world economy.  The S&P GSCITM-ER represents the return of a portfolio of commodity futures contracts included in the S&P GSCITM, the composition of which, on any given day, reflects the CPW and “roll weights” of the contracts included in the S&P GSCITM (discussed below).

Value of the S&P GSCITM-ER

The value of the S&P GSCI™-ER on any given day is equal to the product of (i) the value of the S&P GSCI™-ER on the immediately preceding day multiplied by (ii) one plus the contract daily return on the day on which the calculation is made.  The value of the S&P GSCI™-ER is indexed to a normalized value of 100 on January 2, 1970.

Contract Daily Return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI™, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI™ on the preceding day, minus one.

The total dollar weight of the S&P GSCI™ is the sum of the dollar weight of each of its underlying commodities.  The dollar weight of each such commodity on any given day is equal to (i) the daily contract reference price, (ii) multiplied by the appropriate CPWs and (iii) during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day.  In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 P.M. Eastern time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration.  Since the S&P GSCI™ is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month (referred to as the “roll period”).  On each day of the roll period, the “roll weights” of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If any of the following conditions exists on any day during a roll period, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist: (i) no daily contract reference price is available for a given contract expiration; (ii) any such price represents the maximum or minimum price for such contract month, based on exchange price limits; (iii) the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., Eastern time (in such event, S&P may determine a daily contract reference price and complete the relevant portion of the roll based on

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Principal at Risk Securities

such price, but must revise the portion of the roll if the trading facility publishes a price before the opening of trading on the next day); or (iv) trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll will be effected in its entirety on the next day on which such conditions no longer exist.

The S&P GSCITM

The S&P GSCI™ is an index on a production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria.  The S&P GSCI™ is designed to be a measure of the performance over time of the markets for these commodities.  The only commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries.  The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with the Index Committee and the Commodity Index Advisory Panel, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI™ are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI™ was established in 1991 and has been normalized such that its hypothetical level on January 2, 1970 was 100.  Futures contracts on the S&P GSCI™, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

Set forth below is a summary of the composition of and the methodology currently used to calculate the S&P GSCI™.  The methodology for determining the composition and weighting of the S&P GSCI™ and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI™, as described below.  S&P makes the official calculations of the S&P GSCI™.

The Index Committee established by S&P to assist it in connection with the operation of the S&P GSCI™ generally meets once each year to discuss the composition of the S&P GSCI™.  The Commodity Index Advisory Panel has an advisory role and cannot bind the Index Committee to any changes.  The Commodity Index Advisory Panel meets at least annually to discuss market developments and potential changes to the S&P GSCI™.

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, launched a new joint venture, S&P Dow Jones Indices LLC, which owns the S&P Indices business and the Dow Jones Indexes business, including the S&P GSCI™ Indices.

Composition of the S&P GSCI™

In order to be included in the S&P GSCI™ a contract must satisfy the following eligibility criteria:

•	The contract must be in respect of a physical commodity and not a financial commodity.

•
The contract must (a) have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and (b) at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and (c) be traded on a trading facility which allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI™ that, at any given point in time, will be involved in rolls to be effected pursuant to the S&P GSCI™.

•
The commodity must be the subject of a contract that is (a) denominated in U.S. dollars and (b) traded on or through an exchange, facility or other platform (referred to as a trading facility) that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and that meets other criteria relating to the availability of market price quotations and trading volume information, acceptance of bids and offers from multiple participants or price providers and accessibility by a sufficiently broad range of participants.

•
The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the daily contract reference price) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™.

•
At and after the time a contract is included in the S&P GSCI™, the daily contract reference price for such contract must be published between 10:00 AM. and 4:00 P.M., Eastern time, on each business day relating to such contract by the trading facility on or through which it is traded.

•
For a contract to be eligible for inclusion in the S&P GSCI™, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

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Principal at Risk Securities

•	Contracts must also satisfy volume trading requirements and certain percentage dollar weight requirements to be eligible for inclusion in the S&P GSCI™.

•
The contracts currently included in the S&P GSCI™ are all futures contracts traded on the NYMEX, the ICE Futures, the Chicago Mercantile Exchange, the Chicago Board of Trade, the Coffee, Sugar & Cocoa Exchange, Inc., the New York Cotton Exchange, the Kansas City Board of Trade, the Commodities Exchange, Inc. and the LME.

Calculation of the S&P GSCI™

The value of the S&P GSCI™ on any given day is equal to the total dollar weight of the S&P GSCI™ divided by a normalizing constant that assures the continuity of the S&P GSCI™ over time.

Contract Expirations

Because the S&P GSCI™ is composed of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.”  The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by S&P, provided that each such contract must be an “active contract.”  An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI™ will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P.  If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity.  The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI™.  To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI™.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the SPGCCLP Index, which is owned and published by S&P, in connection with securities, including the securities.
The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The Securities are not sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. or its affiliates (The McGraw-Hill Companies, Inc., together with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities.  The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the SPGCCLP Index to track general agricultural commodity market performance.  The Corporations’ only relationship to us (the “Licensee”) is in the licensing of the SPGCCLP Index and S&P® trademarks or service marks and certain trade names of the Corporations and the use of the SPGCCLP Index which is determined, composed and calculated by S&P without regard to the Licensee or the securities.  S&P has no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating the SPGCCLP Index.  The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®” and “S&P GSCITM” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.  The Securities have not been passed on by the Corporations as to their legality or suitability.  The Securities are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

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